STIFEL FINANCIAL CORP.
Form 8-K Dated November 28, 2006
Exhibit 99.1: Press Release

[Stifel Nicolaus logo] Stifel Nicolaus News

One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 | (314) 342-2000

STIFEL NICOLAUS LEASES
76,000 SQUARE FEET FOR BALTIMORE
CAPITAL MARKETS BUSINESS

ST. LOUIS, November 28, 2006 - Stifel, Nicolaus & Company, Incorporated announced today that it has entered into a long-term lease at One South Street in Baltimore's central business district. The lease, which covers 76,000 square feet, is among the largest leasing transactions in downtown Baltimore in recent years. This space will provide a platform to house Stifel Nicolaus' extensive Baltimore operations and support the firm's growth plans.

Stifel Nicolaus is the principal subsidiary of Stifel Financial Corp. (NYSE: "SF"), which on December 1, 2005, acquired the Capital Markets business (Investment Banking, Institutional Sales & Trading, Research, and Fixed Income) of Legg Mason, Inc. That business, headquartered in Baltimore, has occupied its former space in the Legg Mason Tower since the acquisition.

Stifel Nicolaus' Investment Banking, Institutional Sales & Trading, Research, and Fixed Income Capital Markets divisions will occupy floors 15, 16, and 17 at One South Street. The firm has also leased the 30th floor, which will be the future Baltimore office of Stifel's Private Client Group. Additionally, the Stifel Nicolaus name will soon become part of the Baltimore Skyline, as the lease includes prominent building-top signage.

"We are very excited about this new home for our Capital Markets Headquarters at a great location in Baltimore's financial district," said Ronald J. Kruszewski, chairman and chief executive officer of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated. "This lease underscores our commitment to the City of Baltimore, the State of Maryland, and the more than 420 associates who joined us as part of the merger with Legg Mason Capital Markets in December 2005."

As the one-year anniversary of Stifel Nicolaus' merger with Legg Mason Capital Markets approaches, the firm recently reported that the combined capital markets revenue (sales, trading, and investment banking) grew to a record $155.2 million for the first nine months of 2006.

Overview of Stifel Nicolaus

One of the largest middle-market investment banks
1,850 employees in over 120 offices throughout the U.S. and in Europe
Corporate headquarters in St. Louis
Capital markets headquarters in Baltimore

Equity Research

Leading "off Wall Street" equity research franchise
47 senior research analysts covering 585 companies

Investment Banking

Extensive capital raising experience and mergers & acquisitions experience.
Since 2000, Stifel Nicolaus Capital Markets (including Legg Mason transactions) has completed:
Over 692 public offerings totaling $165 billion in value
Over 297 M&A transactions totaling $22 billion in value
Over 284 private placements totaling $12 billion in value

Institutional Sales & Trading

163-person Institutional Equity Sales & Trading team
110-person Institutional Fixed Income Sales & Trading group
25 offices including 3 European locations

Private Client Group

680 investment executives (including independent contractors affiliated with Century Securities Associates)
100 offices in 23 states
Over $32 billion in assets under management

Recent Stifel Nicolaus Developments:

Announced Pending Acquisition of Private Client Group of Minneapolis-based Miller Johnson Steichen Kinnard, Inc.
Announced Pending Acquisition of First Service Financial Co., a bank holding company

"As the largest Capital Markets firm in Maryland, and as one of the largest middle-market investment banking firms in the U.S, we look forward to building upon Baltimore's strong Capital Markets heritage and to expanding our Private Client Group footprint into the highly attractive Mid-Atlantic market," said Richard J. Himelfarb, executive vice president and head of investment banking.

Stifel, Nicolaus & Company, Incorporated is a full-service brokerage and investment banking firm founded in 1890 and headquartered in St. Louis, Missouri. Stifel, Nicolaus & Company, Incorporated operates 121 offices in 27 states and the District of Columbia and 3 European offices through Stifel Nicolaus Limited. A full range of investments, including stocks, corporate and municipal bonds, mutual funds, annuities, insurance, options, and managed assets accounts is available through the firm. Stifel Nicolaus is the largest subsidiary of Stifel Financial Corp. and is a member of SIPC and listed on the New York Stock Exchange under the symbol "SF" To learn more about Stifel, please visit the company's web site at www.stifel.com.

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For further information,
contact James M. Zemlyak
Chief Financial Officer
Stifel Financial Corp.
(314) 342-2228